Exhibit 5.1

September 24, 2026

The Metals Royalty Company Inc. 1900 Dome Tower 333 7th Ave SW Calgary, AB T2P 2Z1 Canada

Dear Sirs/Mesdames:

RE:      The Metals Royalty Company Inc. - F-1 Registration Statement

We have acted as Canadian counsel to The Metals Royalty Company Inc., a corporation incorporated under the Business Corporations Act (British Columbia) (the “Company”), in connection with the filing by the Company of the Registration Statement on Form F-1 (such registration statement, as it may be amended from time to time, is referred to herein as the “Registration Statement”) filed with the U.S. Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended (the “Securities Act”), relating to the resale or other distribution from time to time by YA II PN, Ltd. (“YA PN”) of up to 23,567,119 common shares in the capital of the Company (“Common Shares”), issuable to YA PN pursuant to a standby equity purchase agreement dated July 18, 2025 between the Company and YA PN, (the “Standby Equity Purchase Agreement”).

All capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Registration Statement.

In connection with the preparation of the Registration Statement and this opinion, we have examined, considered and relied upon originals or copies certified to our satisfaction of each of the following documents (collectively, the “Documents”):

(a)	the notice of articles and articles of the Company;

(b)	certain resolutions of the Company’s directors; and

(c)	such other documents, statutes, regulations, public and corporate records as we have deemed appropriate to give this opinion

In our examinations, we have assumed:

(a)	the legal capacity of all individuals, the genuineness of all signatures at all relevant times of any individual and, to the extent that any person has signed a document electronically, such person has applied his or her own electronic signature to the document;

(b)	the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, conformed, photostatic, facsimile or electronically transmitted copies, and the authenticity of the originals of such certified, conformed, photostatic, facsimile or electronically transmitted copies;

(c)	the accuracy and completeness of the factual information contained in the representations and other factual statements of the Company made in the Documents and upon certificates of public officials and the officers of the Company; and

(d)	the accuracy and completeness of the indices and filing systems maintained by the public offices and registries where we have searched or enquired or have caused searches or enquiries to be made and of the information and advice provided to us by appropriate government, regulatory or other like officials with respect to those matters referred to herein.

We are qualified to practice law in the Province of Ontario, Alberta, British Columbia and Quebec. We express no opinion as to any laws or any matters governed by any laws other than the laws of the Province of British Columbia and the federal laws of Canada applicable therein (in each case in effect as of the date hereof).

The opinions hereinafter expressed are (except where otherwise noted) based upon legislation, rules and regulations in effect on the date hereof and we assume no obligation to update these opinions to take into account any changes in such laws after the date hereof.

Based and relying upon the foregoing, we are of the opinion that the issuance of the Common Shares has been duly authorized by all necessary corporate action on the part of the Company and, on receipt by the Company of the consideration for the Common Shares, the Common Shares will be validly issued as fully-paid and non-assessable shares in the capital of the Company.

This opinion letter is being issued solely in connection with the Registration Statement. This opinion letter may not be relied upon by any other persons or in connection with any other transaction or quoted from or referred to in any other documents, without our prior written consent. This opinion letter is given as of the date hereof and we disclaim any obligation or undertaking to advise you of any changes in law or fact affecting or bearing upon this opinion occurring after the date hereof which come, or are brought, to our attention.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to use of our name under the heading “Legal Matters” as regards Canadian law in the Registration Statement. In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Yours very truly,

(signed) Blakes, Cassels & Graydon LLP

Blake, Cassels & Graydon LLP